Exhibit 99.2

Management Commentary

Third Quarter 2014 Results

The RetailMeNot, Inc. (“RetailMeNot”) earnings call will begin on November 3, 2014 at 3:30 p.m. central time (4:30 p.m. eastern time) and will include prepared commentary followed by a Q&A session. This “Management Commentary” is being posted to provide investors and analysts with additional detail in advance of our quarterly earnings call and will not be read on the call.

To access the live broadcast of the brief remarks and Q&A session, please visit the Investor Relations section of RetailMeNot’s website at http://investor.retailmenot.com. A complete reconciliation between GAAP and non-GAAP results can be found in our earnings release at http://investor.retailmenot.com.

Also, please note that comments on growth rates below refer to year-over-year changes unless otherwise indicated.

Strategy and Market Outlook

RetailMeNot is the world’s largest marketplace for digital offers. We are a leading innovator in connecting retailers with the right shoppers anytime, anywhere to increase consumer engagement and drive sales.

We provide consumers in our markets with hundreds of thousands of discounts and deals from retailers and brands and we offer our retailers an “always on,” scalable platform that enables them to connect with shoppers across channels and devices.

•	Combined, our marketplace has over 600,000 digital offers from over 70,000 retailers and brands, including offers from approximately 90 of the Top 100 Internet Retailers as ranked by Internet Retailer Magazine.

•	The sources of content across our marketplace continue to make the RetailMeNot experience unique. Today, approximately two-thirds of our offers are user-generated content (UGC), retailer exclusives to RetailMeNot as well as offers sourced by our staff.

•	With over 655 million visits from customers in the last 12 months, we have a wealth of information on the types of offers that resonate with consumers across multiple categories. This information results in insights and best practices we are able to pass along to our paid retailers. We believe delivering innovation and marketing insights has helped our paid retailers drive new customer acquisition and growth.

Third Quarter 2014 Overview

Our third quarter 2014 results reflect our growing scale and the value our marketplace provides for both consumers and retailers:

•	Total net revenues grew 19% to $56.5 million.

•	Mobile net revenues totaled $11.7 million, reflecting growth of 101% and representing approximately 21% of total net revenues. Mobile net revenues include net revenues from our mobile websites, applications and our in-store product.

•	International net revenues grew to $13.2 million, reflecting growth of 37% and representing approximately 23% of total net revenues.

•	Net income was $2.5 million, reflecting a decline of 55% compared to $5.6 million.

•	Adjusted EBITDA was $16.7 million, reflecting growth of 2% and resulting in adjusted EBITDA margins of approximately 30%.

Q3 Highlights

Large and growing audience delivered via our integrated channels.

•	Total visits were 161.5 million, up 22%. Contributing to the overall traffic growth was a combination of strong engagement on mobile web, in addition to an increase in visits coming to RetailMeNot directly and through our email channel, which combined represented 30% of traffic, up from 26% a year ago.

•	Over 90% of traffic in the quarter came to us either direct, or via email or organic search, with approximately 8% coming from paid search.

•	We saw an acceleration of mobile web traffic, representing a record 39% in the third quarter, up 4 percentage points from the previous quarter.

•	Monthly mobile unique visitors totaled 14.5 million, up 81%.[1]

•	Worldwide subscribers to our emails and alerts increased to over 25 million, up 87%.

Focus on strong content quality and improving consumer experience continues.

•	Content quality remains a priority. We continue to strengthen our validation capabilities with more than 60% of our 600,000+ offers validated, including 100% validation across our Top 500+ paid retailers.

•	Our A/B testing capabilities are testing offer type and offer copy optimization, and offer ‘imagery’ in both the new app and homepage are becoming increasingly personalized.

•	In response to months of usability testing across our consumer base, we launched a re-design of our mobile app, with improved personalization functionality and an overall better user experience. In addition, we’ve enabled retailers and brands to better tell their story by adding lifestyle images to the mobile screen, opening up more advertising positions on the screen, which has in turn, driven enhanced user engagement. These design changes have already yielded over a 50% increase in ad engagement (as measured by clicks per user) primarily driven by more unique users clicking on these placements.

Commitment to retailer satisfaction is driving results.

•	Our partner management team concentrates on our largest paid retailers which represent the majority of our total net revenues. While we are primarily paid commissions based on retailer sales from our visitors, our services and monetization approaches will vary based on a retailer’s objectives and can include ad placements in our desktop and mobile channels, targeted offers or email promotions. The flexibility we are able to offer our paid retailers in constructing our relationship has been a strong selling point and viewed as a key competitive differentiator for retailers.

[1]	RetailMeNot counts each of the following as a monthly mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a monthly mobile unique visitor as they are tracked separately for each mobile domain. We measure monthly mobile unique visitors with a combination of internal data sources and Google Analytics data.

•	Delivering compelling value to retailers remains a focus, and we work closely with our retailers and third party attribution vendors to demonstrate RetailMeNot’s ability to deliver return-on-investment for several of our retailers. For example, in the quarter, we partnered with a pure play ecommerce apparel retailer on a multi-week, multi-channel campaign to measure impressions delivered through our platform. Specifically, the retailer wanted to measure the effectiveness of their cross-channel promotions. The study revealed to the retailer the value of leveraging the RetailMeNot community – including data that indicated that RetailMeNot users spend more, as evidenced by a 12% lift in average order value when compared to the average shopper at this retailer. In addition, during the test period, the RetailMeNot community drove an increase of 6% of overall sales, and equally as impressive, 40% of the sales volume was driven via new customer growth.

Increased engagement through our in-store platform and mobile apps.

•	Our third quarter represented a record quarter for net revenues from our in-store platform. In total, in-store and advertising were 11% of total net revenues, up from 9% last quarter and just 5% a year ago.

•	Also, as part of the mobile app re-design we brought forth new navigation techniques that enable us to influence traffic circulation through the app in a more meaningful way. Sections featured in the bottom navigation are seeing significant increases in engagement. For example, the ‘Nearby’ section has shown more than a 100% increase in traffic post re-design.

Overall, RetailMeNot saw a solid third quarter, with exciting innovations across our business. As highlighted above, our mobile and in-store business is doing exceptionally well, and we are extremely pleased with the overall increased consumer engagement. We believe an ever-growing audience utilizes RetailMeNot to find and ultimately transact on the best offers.

Third Quarter Financial Review

Net revenues during the third quarter were $56.5 million, up 19%.

Mobile net revenues totaled $11.7 million, reflecting growth of 101% and represented approximately 21% of total net revenues.

International net revenues increased 37% to $13.2 million versus last year, and comprised 23% of total net revenues. The sequential deceleration in international growth is primarily due to lapping the July 2013 acquisition of ma-reduc.com in France. In addition, we saw a negative currency impact of approximately $130 thousand on the international business versus our forecast.

In total, commissions paid to us as a result of consumer purchases made using our marketplace represented approximately 89% of our net revenues in the quarter, with the balance coming from advertising and our in-store solutions.

Gross margins were strong at 92%, and were consistent with our expectations and the prior year. Cost of net revenues consists of direct and indirect costs incurred to generate net revenues. These are primarily costs related to technology services for content delivery and the employee costs for managing content operations and technology infrastructure.

Operating Expenses

During our third quarter, we continued to invest in key long-term growth initiatives such as consumer acquisition and product innovation and development, while delivering adjusted EBITDA of $16.7 million, up 2% year-on-year, and adjusted EBITDA margins of 30%.

Product development expense for the quarter was $12.3 million, or 22% of net revenues, up from $8.2 million, or 17% last year. Product development expense consists primarily of personnel, stock-based compensation and other related costs attributed to product management and software engineering teams, and third-party contractors. The increase in spend reflects the expansion of our engineering and product teams, and technology related investments to enhance our content quality, user experience, mobile solutions and data and analytics capabilities. This increase is partially offset by the capitalization of $1.1 million in internal engineering costs related primarily to infrastructure and product initiatives related to consumer personalization and content delivery, as we took steps in the quarter to identify our internal costs to develop software and began capitalizing these development costs.

Sales and marketing expense for the quarter was $19.2 million, or 34% of net revenues, compared to $15.7 million, or 33% last year. Sales and marketing expense consists primarily of personnel and stock-based compensation costs across our sales, partner management, marketing, SEO and business analytics employees, as well as online and other advertising and media expenditures, paid search and other marketing expenses. In addition, third quarter sales and marketing expense reflects an increased investment in user acquisition and less on traditional media.

General and administrative expense for the quarter was $10.9 million, or 19% of net revenues, higher in absolute dollars than the prior year of $7.3 million, and up as a percentage from 15% of net revenues. General and administrative expense consists primarily of the personnel, stock-based compensation and related costs of our general corporate functions, which will vary from quarter to quarter. Growth in general and administrative expense primarily reflects investments in people, business infrastructure and professional costs associated with managing our increased scale and public company compliance requirements. In addition, we incurred $1.1 million in costs related to an increase in bad debt. All aged balances that were reserved were individually immaterial (i.e., no one retailer represented a material portion of the reserve).

We continued to attract strong talent to our company—adding 22 people in the quarter—bringing our total global employee base to 530. The majority of the additions to our organization were focused in our product, technology and operations teams. We plan to continue to invest in strong talent throughout this year and next to help drive our growth initiatives.

Other Expenses

Depreciation and amortization expense for the quarter was $3.9 million, compared to $3.5 million and stock-based compensation expense was $6.3 million, compared to $2.6 million in the prior year. Higher stock-based compensation was due to the expansion of our employee base and a shift in mix of equity-based awards granted to employees toward restricted stock units to enhance our ability to attract and retain key talent.

Income from Operations

Income from operations for the quarter was $5.8 million, or 9% of net revenues, compared to $9.4 million, or 17% of net revenues last year.

Provision for Income Taxes

The provision for income taxes for the quarter was $2.2 million, reflecting an effective tax rate of 47%, compared to a provision for income taxes of $3.1 million and an effective tax rate of 36% last year. As a reminder, during our first quarter we implemented our global corporate structure. For 2014, this change increases our effective tax rate due to the tax costs incurred to implement the structure. Over time, we expect that this structure will be more tax efficient resulting in a reduction in our effective tax rate in the future as our international business grows. Partially offsetting the cost of implementing the global corporate structure were tax benefits we realized in the quarter from a shift in the mix of domestic and foreign earnings.

Net Income

GAAP net income was $2.5 million for the quarter, reflecting a decline of 55%, compared to $5.6 million last year.

Non-GAAP net income was $9.1 million, reflecting a decline of 6%, compared to $9.6 million last year.

Earnings per Share (EPS)

EPS for the quarter was $0.05 per share, based on 55.1 million fully-diluted, weighted-average shares outstanding.

Non-GAAP EPS was $0.16 per share, based on 55.1 million fully-diluted, weighted-average shares outstanding.

Liquidity and Capital Resources

Cash flow from operations during the quarter was $15.1 million and we ended the third quarter with $215.7 million of cash and equivalents.

Total debt exiting the quarter was $28.0 million, and we had $115.0 million available to borrow under our credit facility.

Capital expenditures for the quarter were $6.7 million, primarily reflecting investments in facilities, domains and technology licenses.

(Our updated outlook and financial guidance is provided in our earnings release and will be discussed on the earnings call)

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share, all of which are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables provided in today’s press release, dated November 3, 2014, also available on the Investor section of the RetailMeNot website.

RetailMeNot defines adjusted EBITDA as net income plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including changes in fair value of warrant liabilities and contingent consideration) and income taxes, net of any foreign exchange income or expense.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes it also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our presentation of non-GAAP net income and non-GAAP net income per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), other income or expense and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income and non-GAAP net income per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share alongside other financial performance measures, including various cash flow metrics, net income and RetailMeNot’s other GAAP results.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues and financial performance, visits and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; (2) RetailMeNot’s ability to attract visitors to its websites from search engines; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; (4) RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; (5) RetailMeNot’s need to monetize digital offers available through its mobile solutions; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks; (9) RetailMeNot’s ability to protect consumer data and its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of recent and future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 18, 2014 and its most recent quarterly report on Form 10-Q filed with the SEC on August 6, 2014. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.